Exhibit 99.1

   BANCSHARES OF FLORIDA, INC. TO PRESENT AT SANDLER O'NEILL & PARTNERS, L.P.
                          FINANCIAL SERVICES CONFERENCE

    NAPLES, Fla., Nov. 14 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc, (Nasdaq: BOFL), an $850 million-asset multi-bank holding company based in Naples, Florida, today announced that it will participate as a presenter at the annual Financial Services Conference hosted by Sandler O'Neill & Partners, L.P. for its institutional clients in Naples, Florida on Thursday, November 16.

    Michael L. McMullan, President and CEO, and Tracy L. Keegan, EVP and Chief Financial Officer, will discuss the overall business strategy and financial performance of Bancshares. A web cast of their presentation will occur at 8:55 a.m. EST on November 16, 2006, and may be accessed live via http://www.sandleroneill.com. Listeners must register with Sandler O'Neill upon login and are requested to access the site a few minutes ahead of the scheduled presentation. Investors may also access the web cast by going to the Company's web side at www.bankofflorida.com, where a replay of the web cast will be available for 30 days. The audio version of the conference may be accessed by 877-462-0111.

    Bancshares of Florida, Inc., incorporated in September 1998, is the 7th largest publicly-traded bank holding company headquartered in Florida based on total assets; it is the 4th largest proforma for its planned acquisition of Old Florida Bankshares, Inc., expected in first quarter 2007, bringing total assets in excess of $1.2 billion and customer service locations to 14.

    Bancshares of Florida, Inc. is the parent company for Bank of Florida-- Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida--Southeast, based in Fort Lauderdale, Florida; and Bank of Florida--Tampa Bay, based in Tampa, Florida, collectively referred to as the "Company." In addition, Bank of Florida--Southeast maintains full-service banking facilities in Coral Gables and Boca Raton, Florida. Investor information may be found on the Company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab.

    The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Old Florida Bankshares, Inc. ("Old Florida") on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, among the Company and Old Florida.

    Company and Old Florida shareholders and other investors are urged to read the Preliminary Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4, which Bancshares filed with the Securities and Exchange Commission on October 3, 2006, because it contains certain information about the Company, Old Florida, the merger, the solicitation of proxies in the merger and related matters.

    The Registration Statement is available for free on the Securities and Exchange Commission website (http://www.sec.gov) as a Form S-4 filed on October 3, 2006, and the Final Proxy Statement/Prospectus will be available for free both on the Securities and Exchange Commission website (http://www.sec.gov) and from Bancshares as follows:

    Chief Financial Officer
    Bancshares of Florida, Inc.
    1185 Immokalee Road
    Naples, Florida 34110
    (239) 254-2100

    Except for historical information contained herein, the statements made in this press release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which invoke significant risks and uncertainties. Certain factors, including those outside the company's control, may cause actual results to differ materially from those discussed in the forward-looking statements.

SOURCE  Bancshares of Florida, Inc.
    -0-                             11/14/2006
    /CONTACT: Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP & CFO, +1-239-254-2147, both of Bancshares of Florida, Inc./
    /Web site:  http://www.bankofflorida.com
                http://www.sandleroneill.com /
    (BOFL)